EXHIBIT 10.1

THIS OPTION AGREEMENT made as of June 30, 2011

BETWEEN:

Prosper Enterprises Ltd. A British Columbia Corporation

 (The “Owner”)

AND:

Modern International Ventures, Inc., a Nevada Corporation

(The “Optionee”)

WHEREAS:

A.	The Owner is real estate development company and owns certain real property located at 7411 Moffatt Road, Richmond British Columbia Canada, more particularly known and described as:

Lot N ½ 18, Suburban Block 1, Except Plan 62052, Plan 8037, Block 4N,
Land District 36, Section 17, Range 6W.

(The “Lands”)

B.	The Owner proposes to build a condominium development on the Lands (the “Project”);

C.	The Owner has agreed to grant to the Optionee an option to purchase an interest in the Project and a right of first refusal for future projects on the terms and conditions set forth in this Agreement.

D.	The Optionee desires a right of first refusal to participate in any future projects the Owner may develop.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of $10 now paid by the Optionee to the Owner and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the Owner and the Optionee covenant, agree, warrant and represent as follows:

ARTICLE 1—INTERPRETATION

1.1          Definitions.  In this Agreement:

“Business Day” means any day that is not a Saturday, Sunday or statutory holiday in British Columbia;

“Closing Date” means the first Business Day which is 30 days after the Exercise Date;

“Exercise Date” means the date on which notice of the exercise of the Option is delivered by the Optionee to the Owner under section 2.3;

“Government Body” means any domestic or foreign, national, federal, provincial, state, municipal or other local government body and any division, agent, commission, board, or authority of any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign, international, judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing;

“Lands” means the real property described in Schedule A, together with all improvements on the Lands and all rights and benefits appurtenant to the Lands;

“Laws” means all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal bylaws, whether domestic, foreign or international, any judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any Government Body, and any published policies or guidelines of any Government Body and including, without limitation, any principles of common law and equity;

“Municipality” means Richmond British Columbia in which the Project is located;

“Option” means the option granted by the Owner in favor of the Optionee under section 2.1;

“Option Expiry Date” means February 27, 2013;

“Option Fee” means 12,500,000 shares of the Optionee’s Class B Common Stock to be issued by the Optionee to the Owner;

“Optionee’s Solicitors” means Charles Rendina Law Corp.;

“Owner’s Solicitors” means [name of solicitors];

“Permitted Encumbrances” means, collectively, the legal notations set out in Schedule B and the permitted encumbrances described in Schedule B;

“Person” includes an individual, partnership, corporation, trust, unincorporated association, pension plan, joint venture or other entity;

“Purchase Price” means the amount set out in section 2.2;

1.2          Currency.  All dollar amounts referred to in this Agreement are Canadian dollars.

1.3          Optionee.  In respect of the transactions contemplated by this Agreement, the Optionee is acting as principal and not as agent or trustee.

1.4          Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable in the Province of British Columbia.

1.5          Schedules.  The following are Schedules to this Agreement:

Schedule A — Lands

Schedule B — Permitted Encumbrances

ARTICLE 2—GRANT AND EXERCISE OF OPTION

2.1          Option.  In consideration of the payment of the Option Fee, the receipt of which is acknowledged by the Owner, the Owner grants to the Optionee the sole and exclusive option, irrevocable within the time herein limited, for exercise by the Optionee to purchase up to a 40% interest in the Project.

2.2          Purchase Price.  Shall be calculated as follows:

(a)	a minimum amount of $180,000 (the “Minimum Participation Amount”)

(b)	an additional amount which, with the Minimum Participation Amount, will not exceed 40% of the amount expended on the project by the Owner as shown on the books of the Owner at the Closing Date.

2.3          Exercise of Option.  The Optionee may exercise the Option at any time until 5:00 pm on the Option Expiry Date by delivering to the Owner the following:

(a)	written notice of the exercise of the Option; and

(b)	written confirmation from the Optionee’s Solicitors confirming that $180,000 has been paid to the Optionee’s Solicitors, in trust, and is held by them as a deposit under section 2.6.

If the Option is exercised as set forth in this section 2.3, this Agreement will become a binding agreement for the purchase and sale of the percentage of the project which will be completed upon the terms and conditions contained in this Agreement on the Closing Date.

2.3          Non-exercise of Option.  If the Option is not exercised within the time and in the manner set forth in section 2.3, the Option and this Agreement will be null and void and no longer binding upon the parties and the Option Fee will be paid to the Owner.  The Optionee shall immediately execute and deliver to the Owner a release of all claims and discharge of the Option. The Owner shall be entitled to keep the shares representing the Option Fee free and clear of all claims as liquidated damages.

ARTICLE 3—UPON THE EXERCISE OF OPTION

3            Upon the Exercise of the Option.  The Optionee's interest in the Project shall commence upon receipt by the Owner of written notice of intention to exercise the option and payment of the Minimum Participation Amount.

(a)	To the extent set forth in this agreement the Parties shall have an undivided fractional interest in the project.

(b)
Separate capital accounts shall be maintained for each party and shall consist of the sum of its contributions to the capital of the Project plus its share of the profits of the Project, less its share of any losses of the Project, and less any distributions to or withdrawals made by or attributed to it from the Project

(c)
The parties shall make such other capital contributions, in proportion to their respective percentage of ownership, required to enable the Project to carry out its purposes as set forth herein. The parties shall arrange for or provide any financing as may be required by the Project for carrying out the purposes of the Project. The terms and conditions of all such loans shall be subject to the prior approval of the parties. The parties shall endorse, assume, or guarantee such obligations of the Project as the parties may mutually agree upon.

(d)
Should either party fail to pay its percentage of any expense or cost of the project the remaining party may make up any shortfall but the percentage of ownership shall be forthwith adjusted based on the actual money contribution of the parties. The Optionee shall not be entitled, without written consent of the Owner, to acquire more than a 40% interest in the Project.

3.1          Powers of Parties. The following powers may be exercised only upon the consent of the parties:

(a)	The power to borrow money on the general credit of the project in any amount, or to create, us, or incur any indebtedness to any person or entity;

(b)	the power to make loans in any amount, the guarantee obligations of any person or entity, or to make any other pledge or extension of credit;

(c)	the power to purchase or otherwise acquire any other property except in the ordinary course of business of The Project;

(d)	the power to sell, encumber, mortgage or refinance any loan or mortgage on any of the project property;

(e)
the power to confess any judgment against the project, or to create, as soon, incur or consent to any charge (including any deed, pledge, encumbrance,or security interest of any kind) upon any property or assets

3.2          Deadlock. In the event the Parties are divided on a material issue and cannot agree on the conduct of the business and there's of the project, then a deadlock between the parties shall be deemed to have occurred. Upon the occurrence of a deadlock, one party may elect to purchase the interest of the other at a price calculated as the Offeree's percentage interest in a total purchase price for all the assets of the Project. The offeror shall notify the offeree in writing of the offer to purchase, stating the total purchase price for all of the assets of the Project, and the price offered for the Offeree’s project interest expressed as the Offeree's percentage interest in the Project assets multiplied by the total purchase price of all of the assets of the Project. The Offeree shall have the right to buy the interest of the Offer were at the designated price and terms, or to sell the Offeree's interest to the offeror at the designated price and terms whichever the offeree may elect. The offer, when made by the offeror is irrevocable for 30 days. The Offeree shall have 10 days from the receipt of such offer to make its election, that is, either to buy such interest of the Offer or to sell its own interest, which shall be made in writing executed by the Offeree and stating the nature of the election. A party which is  obligated to purchase the interest of another Party pursuant to the provisions hereof shall have 20 days from the date of receipt of the written election from such other party to pay the designated price and satisfy the terms of such purchase. Should the Party who has received an offer to sell or buy failed to make the election required herein in a timely fashion, then such non-responding party shall be deemed to have elected and agreed to sell or buy, as the case may be, according to the terms of the offer.

3.4          Legal Title to the Project. The Parties agree that the legal title to the property and assets, including the Project itself may remain in the name of the Owner or be transferred to an entity created hold the property and assets including the project itself provided that the percentage ownership remains consistent with the percentage of ownership reflected in capital accounts.

3.5          Transfer of Interest. Except as otherwise expressly permitted herein, neither party may sell, transfer, assign or encumber its interest in the project, or admit additional project members, without the prior written consent of the other Party. Any attempt to transfer or encumber any interest in the project in violation of this Section shall be null and void.

3.5.1       The Obligations and Rights Of Transferees are as follows:

(a)
Any person who acquires, in any manner whatsoever, any interest in the Project, irrespective of whether such person has accepted and adopted writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement that any predecessor in interest of such person was subject to or bound by;

(b)
the person acquiring an interest in the Project shall have only such rights, and shall be subject to all of the obligations, as are set forth in this Agreement; and, without limiting the generality of the foregoing, such a person shall not have any right to have the value of its interest ascertained or receive the value of such interest or, in lieu of thereof, profits attributable to any right in the Project except as herein set forth.

ARTICLE 4—INSPECTION

4.1          Inspection.  The Optionee and its advisors will be entitled upon reasonable notice to the Owner and in accordance with the Owner’s reasonable requirements as to security to enter the Lands and carry out investigations, tests and studies of the Lands.  If such action on the part of the Optionee or its advisers results in any damage of a material nature to the Lands, then the Optionee will at its own expense cause such repairs to be done as are necessary for purposes of returning the Lands to the state in which they were before the commencement of such action.  In addition, the Optionee will indemnify and save the Owner harmless from and against all losses, damages, expenses, claims and liabilities suffered or incurred by the Owner by reason of any negligence on the part of the Optionee or its advisers in carrying out the investigations, tests and studies contemplated in this section 3.1.

4.2          Authorization.  The Owner expressly authorizes the Optionee and its advisers to meet with or correspond with the appropriate Government Bodies for the purpose of verifying the accuracy of the warranties and representations of the Owner contained in this Agreement, including but not limited to compliance with laws, bylaws, regulations and assessments, provided, however, that the Optionee will advise the Owner of any meeting with a Government Body and the Owner will be afforded the opportunity of having a representative present at any such meeting.  The Owner will promptly at the Optionee’s request execute and deliver any authorizations reasonably required by the Optionee to authorize the Government Bodies to meet and correspond with the Optionee and to release information to the Optionee as contemplated by this section.

ARTICLE 5—GENERAL COVENANTS

5.1          Covenants of the Owner.  The Owner covenants and agrees that it will, from and after the date of this Agreement to the Closing Date:

(a)
take all reasonable care to protect and safeguard the Lands and operate and otherwise deal with the Lands as a careful and prudent owner would do and in such a manner that, except as contemplated in this Agreement, the warranties and representations of the Owner remain true and correct;

(b)	maintain in full force and effect insurance coverage in respect of the Lands against such risks and to such limits as are in accordance with prudent business practice and suitable to the Lands;

(c)	observe and perform all of its obligations under the Permitted Encumbrances and diligently enforce all of its rights and remedies under the Permitted Encumbrances;

(e)	obtain the consent of the Bank with respect to the transactions contemplated in this Agreement as may be reasonably required under the Bank Security; and

(g)	forthwith advise the Optionee in writing upon the Owner becoming aware that any of the representations and warranties of the Owner 7.1 is inaccurate or incomplete in any material respect.

ARTICLE 5—RISK

5.1          Risk.  The Lands will be at the risk of the Owner until 12:00 am on the Closing Date.

ARTICLE 7—REPRESENTATIONS AND WARRANTIES

7.1          Representations and Warranties of the Owner.  The Owner represents and warrants to the Optionee, regardless of any independent investigations that the Optionee may cause to be made, that:

(a)
the Owner is a corporation duly incorporated and validly existing under the laws of British Columbia and duly qualified to carry on business in British Columbia and has the corporate power and capacity to own its interest in its assets, and to enter into and to carry out the transactions contemplated in this Agreement;

(b)
the Owner is in good standing with the Office of the Registrar of Companies for British Columbia, has made all necessary filings required by the Business Corporations Act (British Columbia) and has never been struck from the register of companies maintained by the Office of the Registrar of Companies for British Columbia;

(c)
the execution and delivery of this Agreement and the completion of the transactions contemplated in this Agreement will have been by the Closing Date duly authorized by all necessary corporate action on the part of the Owner;

(d)	the Owner is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(h)
no consent or approval of, or registration, declaration or filing with any Government Body is required for the execution or delivery of this Agreement by the Owner, the validity or enforceability of this Agreement against the Owner, or the performance by the Owner of any of the Owner’s obligations under this Agreement;

(i)
the Owner has no indebtedness or obligation to any person which might now or in future constitute a lien, charge or encumbrance on the Lands, other than the Bank Security and the Permitted Encumbrances;

(j)
no person has any agreement, or option or right to, or capable of becoming an agreement, option or right to, acquire any interest in the Lands, other than any right set out in any Permitted Encumbrances;

(k)
no person has entered into any lease, agreement to lease or license or acquired any right under which the person has any right to lease, use or occupy any portion of the Lands in the nature of a tenancy or license, other than the Permitted Encumbrances;

(l)
the Owner has a good and marketable title to the Lands free and clear of all security interests, liens, claims, mortgages, charges, encumbrances and legal notations other than the Permitted Encumbrances and the Bank Security;

(m)
the Permitted Encumbrances are in full force and effect and have not been further amended, neither the Owner nor any other party to the Permitted Encumbrances is in default thereunder and there are no existing disputes thereunder;

(n)	there are no unpaid municipal taxes, local improvement taxes, rates, levies and assessments of any nature or kind assessed or imposed against the Lands or any part of the Lands;

(o)	the Owner has not received any notice and has no knowledge of any proposed expropriation of all or any part of the Lands;

(p)
the Owner has not received any notice and has no knowledge of any intention on the part of the Municipality to alter its zoning bylaw or official community plan so as to affect the Lands or the use or proposed use of the Lands;

(s)	in respect of the Bank Security:

(i)
there is no breach of, default under, acceleration of any obligation under, or occurrence of any event which, with the giving of notice or lapse of time or otherwise, would constitute a breach of, default under, or acceleration of any obligation under, any agreement relating to the Bank Financing, including the Bank Security; and

(ii)	all covenants on the part of the Owner have been fully observed and performed by the Owner to date in all material respects.

7.2          The Owner’s Warranties and Representations as of the Closing Date.  The Owner covenants and agrees that all representations and warranties of the Owner set forth in this Agreement or in any document delivered in connection with the purchase and sale contemplated by this Agreement will be true and correct at and as of the closing in all material respects (as if such representations and warranties were made on the Closing Date).

7.3          Optionee’s Representations and Warranties.  The Optionee represents and warrants to the Owner, regardless of any independent investigation that the Owner may cause to be made, that:

(a)	the Optionee is a corporation incorporated and validly existing under the laws of Nevada;

(b)	the Optionee is in good standing with the Secretary of State of Nevada, and has made all necessary filings required by the Revised Statues of Nevada;

(c)	the Optionee has the corporate power and capacity to enter into and carry out the transactions contemplated in this Agreement;

(d)
the execution and delivery of this Agreement and the completion of the transactions contemplated in this Agreement will have been by the Closing Date duly authorized by all necessary corporate action on the part of the Optionee; and

7.4          Optionee’s Warranties and Representations as of the Closing Date.  The Optionee covenants and agrees that all representations and warranties of the Optionee set forth in this Agreement or in any document delivered in connection with the purchase and sale contemplated by this Agreement will be true and correct at and as of the closing in all material respects (as if such representations and warranties were made on the Closing Date).

7.5          Survival of Optionee’s Representations and Warranties.  The representations and warranties of the Optionee set forth in this Agreement or in any document delivered in connection with the purchase and sale contemplated by this Agreement will survive the closing of the purchase and sale of the Lands provided for in this Agreement and, notwithstanding such closing nor any investigation made by or on behalf of the Owner, will continue in full force and effect for the benefit of the Owner.  The Optionee acknowledges that the Owner is relying upon such representations and warranties in entering into this Agreement.

ARTICLE 8—CONDITIONS PRECEDENT

8.1          Optionee’s Conditions.  The Optionee’s obligation to complete the transactions contemplated by this Agreement is subject to fulfillment of the following conditions, each of which is for the sole benefit of the Optionee:

(a)
the representations and warranties of the Owner contained in section 7.1 will be true on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date;

ARTICLE 9—PREPARATION OF CLOSING DOCUMENTS

9.1          Delivery of Documents—the Owner.  On or before the Closing Date, the Owner will cause the Owner’s Solicitors to deliver to the Optionee’s Solicitors the following items, in form and content satisfactory to the Optionee, acting reasonably, and duly certified by the Owner:

(a)
An accounting of the funds expended by the owner towards the total project price and the total amount of indebtedness of the owner in reference to the Project including the Permitted Encumbrances and  a statement of adjustments;

(c)
a certificate of an authorized officer of the Owner dated the Closing Date certifying that each of the warranties and representations of the Owner set out in this Agreement is true and accurate on the Closing Date in all material respects or, to the extent any such representation or warranty is untrue or inaccurate, setting out in reasonable detail a description of the facts which give rise to such untruthfulness or inaccuracy; and

(f)	such further deeds, acts, things, certificates and assurances as may be requisite in the reasonable opinion of the Optionee’s Solicitors.

9.2          Delivery of Documents—Optionee.  On or before the Closing Date, the Optionee will deliver to the Optionee’s Solicitors the following items, in form and content satisfactory to the Owner, acting reasonably, and duly executed by the Optionee and the other parties thereto and in registrable form where appropriate, to be dealt with under Article 10:

(a)	the Minimum Purchase amount and any other purchase amount; and

(b)
a certificate of an authorized officer of the Optionee dated the Closing Date certifying that each of the representations and warranties of the Optionee set out in this Agreement is true and accurate on the Closing Date in all material respects or, to the extent any such representation or warranty is untrue or inaccurate, setting out in reasonable detail a description of the facts which give rise to such untruthfulness or inaccuracy;

(c)
a certificate of an authorized officer of the Optionee dated the Closing Date certifying acceptance of the accounting and adjustments provided by the Owner and the percentage of ownership of the project being acquired by the Optionee.

ARTICLE 10—CLOSING PROCEDURE

10.1        Payment in Trust.  On or before the Closing Date the Optionee will pay to the Optionee’s Solicitors in trust the Purchase Price.  The Owner irrevocably directs the Optionee to cause the Optionee’s Solicitors to pay the adjusted Purchase Price to the Owner’s Solicitors as contemplated in this Article 10 and this will be its good and sufficient authority for so doing.

10.2        Payment.  Forthwith upon the Optionee’s Solicitors being satisfied as to the priority of the Lands Transfer, after conducting a registration check of the property index disclosing only the following:

(a)	the existing title number to the Lands;

(b)	the Permitted Encumbrances;

(c)	the Bank Security;

the Optionee will cause the Optionee’s Solicitors to deliver to the Owner’s Solicitors a trust cheque for the adjusted Purchase Price and to release the items referred to in sections 9.1 and 9.2 to the Optionee and the Owner, as the case may be.

10.4        Concurrent Requirements.  It is a condition of this Agreement that all requirements of this Article 10 are concurrent requirements and it is specifically agreed that nothing will be completed on the Closing Date until everything required to be paid, executed and delivered on the Closing Date has been so paid, executed and delivered.

ARTICLE 11—MISCELLANEOUS

11.1        Time.  Time will be of the essence of this Agreement and will remain of the essence notwithstanding the extension of any of the dates under this Agreement.

11.2        No Waiver.  No failure or delay on the part of either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as may be limited in this Agreement, either party may, in its sole discretion, exercise any and all rights, powers, remedies and recourses available to it under this Agreement or any other remedy available to it and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of making any election.

11.3        Tender.  It is agreed that any tender of documents or money may be made upon the respective solicitors for the parties and that it will be sufficient to tender a solicitor’s trust cheque, or a certified cheque drawn on one of the five largest Canadian chartered banks, rather than cash.

11.4        Legal Fees.  Each party will pay its own legal fees.  The Optionee will be responsible for all registration fees and property transfer tax payable in connection with the registration of the Lands Transfer.

11.5        Entire Agreement.  This Agreement and the agreements, instruments and other documents entered into under this Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings among the parties with respect to the matters herein and there are no oral or written agreements, promises, warranties, terms, conditions, representations or collateral agreements, express or implied, other than those contained in this Agreement.

11.6        Amendment.  This Agreement may be altered or amended only by an agreement in writing signed by the parties.

11.7        Further Assurances.  Each of the parties will at all times and from time to time and upon reasonable request do, execute and deliver all further assurances, acts, and documents for the purpose of evidencing and giving full force and effect to the covenants, agreements and provisions in this Agreement.

11.8        Notices.  Any demand or notice which may be given under this Agreement will be in writing and delivered addressed to the parties as follows:

To the Optionee:
Modern International Ventures, Inc,
C/o 3282 34th Ave West
Vancouver, BC V6N 2K4
Attention:  Patrick Li

With a copy to:
Rendina Law Firm, P.S
1991 Lake Whatcom Blvd
Bellingham, WA 98229

To the Owner:
Prosper Enterprises Ltd.
Attention:  Charles Lee
Telecopy:

or at such other address as either party may specify in writing to the other.  The time of giving and receiving any such notice will be deemed to be on the day of delivery or transmittal.

11.9        Assignment.  The Optionee will not assign its interest in this Agreement to any other person, without the prior consent of the Owner, which consent may be arbitrarily withheld.

11.10      Counterparts.  This Agreement may be executed in any number of original counterparts, with the same effect as it all the parties had signed the same document, and will become effective when one or more counterparts have been signed by all of the parties and delivered to each of the parties.  All counterparts will be construed together and evidence only one agreement, which, notwithstanding the dates of execution of any counterparts, will be deemed to be dated the reference date set out above.

11.11      Binding Effect.  This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, legal and personal representatives, successors and permitted assigns of the parties, as applicable.

11.12      Execution by Telecopy.  This Agreement may be executed by the parties and transmitted by telecopy and when it is executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

ARTICLE 12—RIGHT OF FIRST REFUSAL

12.1        In Further Consideration of Payment of the Option Fee of 12,500,000 shares of the Optionee’s Class B Common Stock the Owner hereby grants the Optionee a right of first refusal to purchase and participate in the profits of up to a 40% interest in any real estate development the Owner may undertake (“New Project”) between June 30, 2011 and June 30, 2016.

12.2        Notice. Owner will provide Optionee written notice of any New Project upon making a binding offer to purchase land.

12.3        Acceptance. Optionee shall signify the exercise of its right of first refusal by providing written notice of its intention to participate and the percentage of the project to which it will participate within 15 days of notice from the Owner.

12.4        Financial Participation. The right of first refusal to participate in any New Project is conditional upon the Optionee (a) providing evidence satisfactory to the owner of its solvency  and  ability to meet the financial requirements of the New Project; (b) the Optionee paying  all cash calls and making all financial commitments, including executing mortgages, and providing  guarantees  incidental to its participation in any New Project at the same date as the Owner or at such time as shall be agreed by the parties in writing.

IN WITNESS WHEREOF the parties have executed this Agreement.

Prosper Enterprises Ltd
By Authorized Signatory

/s/ Shao Long Li
Shao Long Li

Modern International Ventures, Inc
By Authorized Signatory

/s/ Shao Long Li
Shao Long Li

Schedule A

7411 Moffatt Road, Richmond British Columbia Canada, more particularly known and described as:

Lot N ½ 18, Suburban Block 1, Except Plan 62052, Plan 8037, Block 4N,
Land District 36, Section 17, Range 6W.

END OF DOCUMENT